Exhibit 10.1
SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is entered into as of September 15, 2010 by and between Biomoda, Inc., a corporation organized under the laws of the State of New Mexico (the “Company”), and each Person set forth on the signature page hereto as a “Purchaser” hereunder (each a “Purchaser” and collectively the “Purchasers”), on the other hand.

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, securities of the Company in a PIPE Transaction as set forth herein;

NOW THEREFORE, in consideration of the foregoing premise and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser agree as follows:

8. Incorporation by Reference; Definitions.

(a)
Incorporation.  This Agreement incorporates by reference, as if set forth herein in its entirety and including without limitation all terms, conditions and provisions set forth therein, the PipeFund Services Organization Standard Transaction Document labeled GTC 8-10 (General Terms and Conditions) available and accessible at www.pipefund.com (“PST Document GTC”); provided, however, that to the extent any of the terms, conditions or provisions of this Agreement (without such incorporation) contradict or conflict with the terms, conditions or provisions of PST Document GTC, this Agreement shall control.

(b)
Defined Terms.  Each initially capitalized term used but not defined in this Agreement (including PST Document GTC as incorporated herein pursuant to the preceding Section), and each initially capitalized term used but not defined in any other Transaction Document, shall have the meaning ascribed thereto in the PipeFund Services Organization Standard Transaction Document labeled 8-10 DEF (Definitions) available and accessible at www.pipefund.com.

9. Securities.  The Company agrees to issue and sell, and each Purchaser agrees to purchase, severally and not jointly, in consideration for payment by such Purchaser of its Subscription Amount indicated on such Purchaser’s signature page hereto, upon the terms and conditions contained in this Agreement, the following Securities:

(a)
Notes.  10% Convertible Note Due August 31, 2011 of the Company, in the form attached hereto as Exhibit A (“Note”), with an original principal amount equal to 112% of such Purchaser’s Subscription Amount (and an aggregate original principal amount equal to $560,000 under all the Notes); and

(b)
Warrants.  5-year Warrant, in the form attached hereto as Exhibit C, to purchase such number Warrant Shares as is equal to such Purchaser’s Subscription Amount divided by $0.25, having an initial exercise price equal to $0.25 (with an aggregate number of Warrant Shares under all Warrants equal to 2,000,000 shares).

10. Purchase Price; Form of Payment; Closing.  The aggregate Subscription Amount for the Notes and Warrants to be purchased by the Purchasers hereunder shall be $500,000.  At Closing, each Purchaser shall pay such Purchaser’s Subscription Amount by wire transfer in immediately available funds to the Company (less any amounts offset as described in Section 4 below).  There shall not be any Escrow Agreement for the Transactions nor any Funds Escrow Agent or Documents Escrow Agent, provided that the original Notes and Warrants shall be delivered to counsel to Purchaser to be held in escrow pending the Company’s receipt of each respective Purchaser’s wire transfer.  Notwithstanding anything to the contrary contained in Section 2.3(a)(viii) of PST Document GTC, the Company shall not be required to deliver a Legal Opinion, Officer’s Certificate or Secretary’s Certificate under subsections (B), (C) and (D) thereof, provided that the Company shall furnish to the Purchasers copies of the Company’s current Certificate of Incorporation and Bylaws and Board resolutions authorizing the Transactions.

11. Expenses.  On or prior to the Closing, the Company shall pay a non-refundable, non-accountable sum equal to $7,500 as and for the fees, costs and expenses (including without limitation legal fees and disbursements expenses) incurred by the Purchasers in connection with the negotiation, preparation and execution of the Transaction Documents (“Expense Amount”) (of which $5,000 is allocable to Purchaser and $2,500 is allocable to Purchaser).  In addition, the Company shall pay Purchaser, for arranging the loans evidenced by the Notes, an origination fee equal to 2.5% of the aggregate Subscription Amount hereunder ($12,500) payable upon the Closing (“Origination Fee”).  Purchaser may withhold and offset its portion of the Expense Amount and the Origination Fee, and Purchaser may withhold and offset its portion of the Expense Amount, from the payment of such Purchaser’s Subscription Amount otherwise payable hereunder at Closing, which offset shall constitute partial payment of such Subscription Amount in an amount equal to such offset.  Purchaser shall be responsible for all PipeFund expenses.

12. Company Address for Notices:

Biomoda, Inc. 609 Broadway NE #215 Albuquerque, New Mexico 87102 Attn: President Facsimile: 866-519-6156 E-Mail:
13. Modifications and Additional Terms.

(a)
No Registration Rights; Rule 144.  Sections 6.1 through 6.5 of PST Document GTC are hereby deleted such that the Purchasers shall not have any registration rights.  The Company acknowledges and agrees that, for purposes of Rule 144, the holding period for the shares of Common Stock issuable upon conversion or otherwise pursuant to the Notes issued to the Purchasers shall have commenced on the date of original issuance of the Notes.  After six months following the Closing Date, any and all shares of Common Stock issued upon conversion of the Notes issued to a Purchaser shall be issued free and clear of any and all legends and restrictions thereon, provided that such Purchaser is not an Affiliate of the Company at such time.

(b)	The Bulletin Board shall be an Eligible Market.

(c)
Dilutive Issuances.  In the event the Company issues or sells any shares of Common Stock or Convertible Securities or amends the transaction documents relating to any sale or issuance of Common Stock or Convertible Securities, if the Purchasers reasonably believe that any of the terms and conditions thereunder are more favorable to such investors as the terms and conditions granted under the Transaction Documents entered into in connection herewith, upon notice to the Company by the Holders the Company shall amend the terms of this Transaction and such Transaction Documents so as to give the Holders the benefit of such more favorable terms or conditions.

[Signature Page Follows]

IN WITNESS WHEREOF, as of the date first written above, the Parties hereto have duly executed, or caused their authorized officers to duly execute, this Agreement.

COMPANY:

BIOMODA, INC.

By:
Name:         John J. Cousins
Title:           President & Chief Financial Officer

PURCHASER:

2. Signature:
By: Purchaser investment manager By: Name: Title:
3. Subscription Amount: $250,000 4. Maximum Ownership Percentage:
4.9%

IN WITNESS WHEREOF, as of the date first written above, the Parties hereto have duly executed, or caused their authorized officers to duly execute, this Agreement.

COMPANY:

BIOMODA, INC.

By:
Name:         John J. Cousins
Title:           President & Chief Financial Officer

PURCHASER:

1. Signature:
By: Name: Title:
2. Subscription Amount: $250,000 3. Maximum Ownership Percentage:
4.9%